Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Synalloy Announces At-The-Market Offering Program

Richmond, Virginia, August 10, 2018...Synalloy Corporation (Nasdaq:SYNL) (“Synalloy”) announced today that it has filed a prospectus supplement under which it may issue and sell, from time to time, up to an aggregate of $10 million of its common stock (“Common Stock”) under an “at-the-market” equity offering program (the “ATM Program”) through BB&T Capital Markets, a division of BB&T Securities, LLC, and Ladenburg Thalmann & Co. Inc. Sales of Common Stock, if any, under the ATM Program would be made by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made through The Nasdaq Stock Market (“Nasdaq”) or any other trading market for the Common Stock, sales to or through a market maker, or in privately negotiated transactions. Synalloy expects to use net proceeds, if any, from the ATM Program over time as a source for general corporate purposes, which may include, without limitations, identified capital expenditures, funding the potential acquisition of, or investments in, one or more businesses and/or assets in our near-term acquisition pipeline, and for working capital requirements.

A registration statement on Form S-3 relating to shares of Common Stock described above was filed with the Securities and Exchange Commission (the “SEC”) and is effective. The offering is being made by means of a prospectus supplement to the prospectus contained in the registration statement. Before making an investment in these securities, potential investors should read the prospectus supplement and the accompanying prospectus for more complete information about Synalloy and the ATM Program. Potential investors may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, potential investors may contact BB&T Capital Markets, who will arrange to send them these documents: BB&T Capital Markets, Attention: Syndicate, 901 East Byrd Street, Suite 300, Richmond, VA 23219, prospectusrequests@bbandtcm.com.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Synalloy Corporation (Nasdaq: SYNL) is a growth oriented company that engages in a number of diverse business activities including the production of stainless steel pipe, galvanized tube, fiberglass and steel storage tanks and specialty chemicals and the master distribution of seamless carbon pipe and tubing. For more information about Synalloy Corporation, please visit our web site at www.synalloy.com.

Forward-Looking Statements
This press release includes and incorporates by reference “forward-looking statements” within the meaning of the federal securities laws. All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intend,” “expect,” “believe,” “should,” “anticipate,” “hope,” “optimistic,” “plan,” “outlook,” “should,” “could,” “may” and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease in oil and nickel prices; unforeseen delays in completing the integrations of acquisitions; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence and other risks set forth in Item 1A, “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in other filings with the SEC. The Company assumes no obligation to update the information included in this release.

Contact: Dennis Loughran at (804) 822-3266

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